Exhibit 10.10

DrivenIQ Corporation

Financial Statements

For the period January 1, 2022 to September 30, 2022

DrivenIQ Corporation

Index

For the period January 1, 2022 to September 30, 2022

DrivenIQ Corporation

Balance Sheet

September 30, 2022

The accompanying notes are an integral part of this financial statement.

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DrivenIQ Corporation

Statement of Operations

For the period January 1, 2022 to September 30, 2022

The accompanying notes are an integral part of this financial statement.

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DrivenIQ Corporation

Statement of Changes in Stockholders’ Equity

For the period January 1, 2022 to September 30, 2022

The accompanying notes are an integral part of this financial statement.

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DrivenIQ Corporation

Statement of Cash Flows

For the period January 1, 2022 to September 30, 2022

The accompanying notes are an integral part of this financial statement.

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DrivenIQ Corporation

Notes to Financial Statements

For the period January 1, 2022 to September 30, 2022

1.	Nature of Business and Summary of Significant Accounting Policies

Summary – DrivenIQ Corporation, registered in the state of Maryland (the “Company”), provides Media Management and Data services.

The Company was formed in November 2019 and began operations on November 25, 2019.

Going Concern

The Company is subject to a number of risks similar to those of other entities in the early stage of operations. The Company’s long-term success is dependent upon its ability to successfully market its products and services, generate revenues, meet its financial obligations, maintain adequate financing, and ultimately attain profitable operations.

The accompanying financial statements of the Company have been prepared on a basis that assumes that the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business.

Basis of Presentation – The Company prepares its financial statements in accordance with US generally accepted accounting principles.

The Company has chosen December 31 as its year end.

Estimates – The Company prepares the financial statements in accordance with accounting principles generally accepted in the U.S which requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, expenses, costs, and disclosure of contingent assets and liabilities as of the date of the financial statements. Actual results are reconciled with these estimates as they occur but they may differ from initial reporting.

Revenue Recognition – The Company’s policy is to recognize revenue and costs in accordance with the terms of the agreements. Revenue is earned upon performance of services and/or delivering agreed upon deliverables, as outlined in the MSAs or Order forms.

In May 2014, the Financial Accounting Statements Board (“FASB”) issued Accounting Standards Update No. 2014-09 which significantly updates the standards for revenue recognition for all entities, public, private and not-for- profit, that have contracts with customers to provide goods or services. For private entities, such as the Company, the effective date for implementation of these new standards is for annual periods beginning after December 15, 2018. Revenue is recognized when all the following elements are present: (a) persuasive evidence of an arrangement exists, (b) delivery has occurred or services have been rendered to the customer, (c) the fee is fixed or determinable, and (d) collectability is reasonably assured. For the period January 1, 2022 to September 30, 2022 the Company had a revenue of $2,928,303. The new standards, if they applied to the Company, would have no significant impact on the Company’s revenue for this period.

Cash – As of the reporting period, the Company maintains FDIC-insured bank accounts. As of September 30, 2022, the Company had a total Cash balance of $2,502,537. The Cash also includes undeposited funds of $10,500.

Accounts Receivable – The Company’s policy is to state its accounts receivable at amounts due from customers as of the reporting date. Customer accounts past due greater than 90 days are reviewed to identify amounts that are uncollectible. An allowance for doubtful accounts is established for uncollectible customer accounts receivable and a charge would be included in the statement of operations in operating expenses. As of September 30, 2022, the Company had accounts receivable for $410,411 and had deemed $37,450 to be uncollectible and expensed as Bad Debts.

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DrivenIQ Corporation

Notes to Financial Statements

For the period January 1, 2022 to September 30, 2022

Property and Equipment – Property and equipment is recorded at cost. Maintenance and repairs are charged to expense as incurred; major renewals and betterments are capitalized. When items of property or equipment are sold or retired, the related cost and accumulated depreciation and amortization is removed from the accounts and any gain or loss is included in the results of operations. Depreciation and amortization is calculated on a straight-line basis over the estimated useful lives of the respective assets, which generally ranges from 3-5 years for equipment. For the reporting period ended September 30, 2022, no assets were placed in service and no depreciation expense was recognized.

Capitalized Software and Research and Development Costs — Research and development costs are expensed as incurred. The Company accounts for costs incurred to develop software for internal use in accordance with ASC Topic 350-40, Intangibles – Internal Use Software. Accordingly, the Company capitalizes the costs incurred during the application development stage, which include costs to design the software configuration and interfaces, coding, installation and testing. Costs incurred during the preliminary project along with post-implementation stages of internal use software are expensed as incurred.

Income Taxes – The Company accounts for income taxes under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to operating loss carry-forwards and temporary differences between financial statement bases of existing assets and liabilities and their respective income tax bases. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect of a change in the income tax rates on deferred tax asset and liability balances is recognized in income in the period that includes the enactment date of such rate change. A valuation allowance is recorded for loss carry-forwards and other deferred tax assets when it is determined that it is more likely than not that such loss carry-forwards and deferred tax assets will not be realized. The Company recognizes the tax benefits on any uncertain tax positions taken or expected to be taken in the [consolidated] financial statements when it is more likely than not the position will be realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts. The tax benefits recognized in the [consolidated] financial statements from such a position are measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. The Company recognizes estimated interest and penalties related to uncertain tax positions as a part of the provision for income taxes.

2.	Investments- On March 9, 2022, the Company acquired Visitor Data Inc., for $3.25M. Based on the Company’s internal evaluations, the Company does not believe any impairment needs to be recorded.

3.	Other Short Term Liabilities - In March 2022, the company acquired another entity, Visitor Data Inc., for $3.25M. Per the purchase agreement, $487,500 was held back from payment upon the deal closing. The final payment of $487,500 is due in September 2023

4.	Promissory Note – The Company has issued a Secured Promissory Note for $790,000 to Capstone Technologies Group Inc. As of September 30, 2022, $790,000 was outstanding. The principal balance would be payable in full upon maturity on September 30, 2024.

Interest - Interest on the outstanding and unpaid principal balance shall be paid on a quarterly basis, at a rate of five percent (5%) per annum, simple interest.

5.	Stockholders’ Equity

As of September 30, 2022, the company had an authorized capital of 17,200,000 Common stock and 10,000,000 shares were issued and outstanding.

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DrivenIQ Corporation

Notes to Financial Statements

For the period January 1, 2022 to September 30, 2022

As of September 30, 2022, the company had an authorized capital of 5,727,377 Preferred stock and 3,054,600 shares were issued and outstanding.

6.	Subsequent Events

The Company evaluated subsequent events through March 1, 2023, which is the date the financial statements were available to be issued. Based upon this evaluation, the Company has determined that other than the events disclosed below, no other subsequent events have occurred which would require adjustment to or disclosure in the financial statements.

In August 2022, the Company raised a $15M Series A. The funding was secured from Capstone and was received in funding installments as the Company hit milestones. The Company issued Capstone preferred shares as each installment investment was received. A schedule of funding received from Capstone through March 2023 is below. The Company expects the remaining balance of the Series A funding to be received by December 2023.

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